Cornerstone Bancshares, Inc. Reports Positive Earnings for First Quarter of 2013

CHATTANOOGA, TN – April 25, 2013 -- Cornerstone Bancshares, Inc. (OTCBB: CSBQ; CSBQP), parent company of Cornerstone Community Bank, today reported net income of $452,000 for the first quarter of 2013, an increase of 26.8 percent over the same quarter of 2012.

“I am extremely pleased with the steady, gradual progress we continue to make in strengthening the Bank and our earnings footprint,” said Cornerstone’s President and CEO Frank Hughes. “The fact that we had marked improvement in earnings, in what is the shortest and typically weakest quarter of the year, is further testament that Cornerstone is on the right track and heading in the right direction.”

First Quarter 2013 Highlights Year-Over-Year:

•	Net income increased 26.8%
•	Transactional deposit accounts grew 35.7%
•	Loans grew 3.7%
•	Non-accruing loans decreased 41.1%
•	Total assets increased 3.4%
•	Net interest margin increased from 3.59% to 3.79%
•	Shareholders’ equity increased 13.9%
•	Well-capitalized status improved

“Cornerstone is at an exciting new juncture and now has a solid capital foundation on which to build for the future,” said Cornerstone’s Chairman Miller Welborn. “Our goal is to continue focusing on our core competency of serving the Chattanooga market as a premier community bank and returning the greatest value possible for each of our customers and shareholders.”

Cornerstone is a single-bank holding company, with approximately $430 million in assets, serving the Chattanooga, Tennessee MSA, with five branches throughout Chattanooga and one loan production office in Dalton, Georgia. Locally owned and locally operated, Cornerstone specializes in providing a comprehensive range of customized financial solutions for businesses and individuals.

Certain of the statements made in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of Cornerstone and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which Cornerstone operates, governmental regulations, the company’s competitive environment, cyclical and seasonal fluctuations in its operating results, and other risks discussed in Cornerstone’s Form 10-K and other filings with the Securities and Exchange Commission.

Cornerstone Bancshares, Inc. and Subsidiary

First Quarter Financial Highlights

March 31, 2013 and 2012

(Unaudited)

(Amounts in thousands, except per common share data)	2013	2012	% Change
Balance Sheet Data at March 31
Total assets	$431,710	$417,475	3.4
Interest-earning assets	396,867	377,326	5.2
Loans	272,550	262,788	3.7
Foreclosed assets	21,159	18,957	11.6
Deposits	336,903	315,816	6.7
Other interest-bearing liabilities	52,890	64,055	(17.4)
Shareholders' equity	40,887	35,890	13.9
Loan to deposit ratio	80.90%	83.21%	(2.8)
Tier 1 leverage ratio (Bank, est)	8.64%	8.14%	6.1
Total risk-based capital ratio (Bank, est)	13.29%	12.99%	2.3
Outstanding common shares	6,547	6,500	0.7
Book value per common share	$3.98	$3.91	1.6
Tangible book value per common share	$3.98	$3.91	1.6
Market value per common share as of March 31	$2.20	$2.50	(12.0)

Loan Quality Data
Nonaccruing loans	6,342	10,766	(41.1)
Loans past due 90 days – accruing	-	-	-
Net charge-offs YTD	772	1,376	(43.9)
Allowance for loan losses	5,669	6,024	(5.9)
Allowance for loan losses to total loans	2.08%	2.29%
Nonperforming assets to total assets	6.37%	7.12%

Performance Data for the Year
Net income	$452	$357	26.8
Return on average assets	0.42%	0.35%
Return on average equity	4.40%	4.01%
Net interest margin	3.79%	3.59%
Per common share data:
Net income – basic	$0.01	$0.01
Net income – diluted	$0.01	$0.01
Common dividends	$-	$-
Preferred dividends & accretion	$393	$280
Average shares (000s):
Basic common stock	6,547	6,500
Diluted common stock	6,671	6,500
Preferred stock (actual)	600	425

Cornerstone Bancshares, Inc. and Subsidiary

Quarterly Earnings Summary

	(Unaudited)
	2013	2012				Q1-13/
	First	Fourth	Third	Second	First	Q1-12
(Amounts in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest income
Loans, including fees	$4,142	$4,718	$4,242	$4,186	$4,144	(0.0)
Securities and interest-bearing deposits at other financial institutions	440	440	478	618	467	(5.8)
Federal funds sold and other earning assets	21	16	15	13	15	41.8
Total interest income	4,603	5,174	4,735	4,817	4,626	(0.5)
Interest expense
Deposits	603	673	756	768	820	(26.5)
Short-term borrowings	18	17	22	23	32	(44.2)
FHLB advances and other borrowing	341	391	394	426	462	(26.2)
Total interest expense	962	1,081	1,172	1,217	1,314	(26.8)
Net interest income	3,641	4,093	3,563	3,600	3,312	9.9
Provision for loan losses	300	330	100	-	-	N/A
Net interest income after the
provision for loan losses	3,341	3,763	3,463	3,600	3,312	0.9
Noninterest income
Customer service fees	188	201	198	207	197	(4.8)
Other noninterest income	18	13	12	19	20	(11.3)
Gain on sale of assets	149	27	48	26	50	200.0
Total noninterest income	355	241	258	252	267	32.8
Noninterest expense
Salaries and employee benefits	1,597	1,600	1,566	1,570	1,591	0.4
Net occupancy and equipment	337	408	355	348	336	0.4
Depository insurance	160	121	237	207	203	(21.2)
Foreclosed asset expense (1)	129	156	314	481	150	(14.2)
Other operating expense	752	1,192	731	817	794	(5.3)
Total noninterest expense	2,975	3,477	3,203	3,423	3,074	(3.2)
Income before income taxes	721	527	518	429	505	42.8
Income tax expense	269	156	154	118	149	80.5
Net income	$452	$371	$364	$311	$356	27.0

Preferred stock dividends & accretion on preferred stock discount	393	393	325	296	280	40.2

Net income / (loss) available to common	59	(22)	39	15	76	(22.6)

Net income / (loss) per common share:
Basic	$0.01	$-	$0.01	$-	$0.01	(23.1)
Diluted	$0.01	$-	$0.01	$-	$0.01	(24.5)
Average basic shares	6,547	6,500	6,500	6,500	6,500	0.7
Average common diluted shares	6,671	6,503	6,503	6,581	6,586	1.3
Performance Ratios
Return on average equity	4.40%	3.81%	3.88%	3.42%	4.01%	9.6
Return on average assets	0.42%	0.35%	0.35%	0.30%	0.35%	21.4
Net interest margin	3.79%	4.21%	3.70%	3.87%	3.59%	5.6
Average equity	41,135	38,926	37,501	36,423	35,587	15.6
Average assets	426,827	420,608	418,443	412,305	408,711	4.4
Average interest-earning assets	395,921	391,197	389,458	380,631	378,335	4.6

(1)	Includes OREO adjustments to fair value

Cornerstone Bancshares, Inc. and Subsidiary

Loan Loss Allowance and Asset Quality Review

	2013	2012
	First	Fourth	Third	Second	First
(Amounts in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Allowance for loan losses
Balance at beginning of period	$6,141	$5,280	$6,029	$6,024	$7,400
Provision for loan losses	300	330	100	-	-
Net charge-offs	(772)	531	(849)	5	(1,376)
Balance at end of period	$5,669	$6,141	$5,280	$6,029	$6,024

As a % of loans	2.08%	2.22%	1.93%	2.29%	2.29%
As a % of nonperforming loans	89.38%	102.24%	66.26%	84.63%	55.95%
As a % of nonperforming assets	20.61%	23.32%	17.40%	20.60%	20.27%

Net charge-offs as a % of loans (a)	1.13%	-0.77%	1.24%	-0.01%	2.10%

Risk element assets
Accruing troubled debt restructured	$5,442	$5,316	$5,328	$2,775	$2,418
Loans past due 30-89 days	$4,732	$6,534	$3,685	$2,495	$5,040

Nonaccruing loans	$6,342	$6,006	$7,968	$7,124	$10,767
Loans past due 90 days – accruing	-	-	-	-	-
Total nonperforming loans	$6,342	$6,006	$7,968	$7,124	$10,767
Repossessed assets	5	32	39	83	-
Other real estate owned (b)(c)	$21,159	$20,300	$22,337	$22,061	$18,957
Total nonperforming assets	$27,506	$26,338	$30,344	$29,268	$29,724

Nonperforming loans as a % of loans	2.33%	2.17%	2.91%	2.70%	4.10%
Nonperforming assets as a % of loans
and other real estate owned	9.37%	8.86%	10.25%	10.24%	10.55%

Total loans	272,550	276,992	273,820	263,749	262,788

(a) Annualized
(b) Properties sold during 1st Q 2013	$235
(c) Properties under contract to sell	$2,101

Cornerstone Bancshares, Inc. and Subsidiary

Net Interest Margin Analysis

Taxable Equivalent Basis

	Three months ended
	March 31
(Amounts in thousands)
Assets	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
Earning assets:	Balance	Expense	Rate	Balance	Expense	Rate
Loans, net of unearned income	$275,696	$4,142	6.09%	$265,814	$4,144	6.27%
Investment securities	86,741	440	2.35%	88,641	467	2.43%
Other earning assets	33,484	21	0.26%	23,880	15	0.25%
Total earning assets	395,921	$4,603	4.78%	378,335	$4,626	4.99%
Allowance for loan losses	(5,933)			(7,121)
Cash and other assets	36,838			37,497
TOTAL ASSETS	$426,827			$408,711

Liabilities and Shareholders' Equity

Interest-bearing liabilities:
Interest-bearing demand deposits	$28,438	$20	0.29%	$24,891	$21	0.34%
Savings deposits	11,620	7	0.26%	9,859	10	0.40%
MMDA's	74,215	110	0.60%	39,373	90	0.92%
Time deposits	168,789	465	1.12%	195,111	699	1.44%
Federal funds purchased and securities
sold under agreements to repurchase	21,090	18	0.35%	26,291	32	0.49%
Federal Home Loan Bank and other borrowings	32,713	340	4.22%	42,634	461	4.35%
Total interest-bearing liabilities	336,865	962	1.16%	338,159	1,314	1.56%
Net interest spread		$3,641	3.62%		$3,312	3.43%
Noninterest-bearing demand deposits	46,812			34,479
Accrued expenses and other liabilities	2,016			486
Shareholders' equity	41,135			35,587
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$426,827			$408,711
Net yield on earning assets			3.79%			3.59%

Taxable equivalent adjustment:
Loans		0			0
Investment securities		62			68
Total adjustment		62			68

Cornerstone Bancshares, Inc. and Subsidiary

Loan Stratification

	2013		2012
	First	% of	First	% of	% Dollar
(Amounts in thousands)	Quarter	Total	Quarter	Total	Change
Non-residential real estate
Owner occupied	$62,460	22.9	$61,830	23.5	1.0
Non-owner occupied	64,483	23.7	61,295	23.3	5.2
Multi-family real estate	8,255	3.0	10,249	3.9	(19.5)
1-4 family construction	8,168	3.0	4,520	1.7	80.7
Commercial land and lot development	18,965	7.0	16,421	6.2	15.5
Total non-residential real estate	162,331	59.6	154,315	58.7	5.2
Residential real estate
First mortgage - 1-4 family	43,429	15.9	43,372	16.5	0.1
Second mortgage - 1-4 family	2,185	0.8	3,528	1.3	(38.1)
Home equity lines	16,391	6.0	15,288	5.8	7.2
Total residential real estate	62,005	22.7	62,188	23.7	(0.3)
Total real estate loans	224,336	82.3	216,503	82.4	3.6

Commercial	38,301	14.1	34,970	13.3	9.5
Agricultural & other	7,936	2.9	8,854	3.4	(10.4)
Consumer	1,977	0.7	2,461	0.9	(19.7)
Total loans, net of unearned fees	$272,550	100.0	$262,788	100.0	3.7

Cornerstone Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

	Unaudited
	March 31,	December 31,
ASSETS	2013	2012

Cash and due from banks	$5,074,926	$3,222,139
Interest-bearing deposits at other financial institutions	30,826,261	56,173,099
Total cash and cash equivalents	35,901,187	59,395,238

Securities available for sale	91,125,829	76,096,646
Securities held to maturity (fair value approximates
$43,630 and $46,212 at March 31, 2013 and December 31, 2012, respectively)	42,579	45,086
Federal Home Loan Bank stock, at cost	2,322,900	2,322,900
Loans, net of allowance for loan losses of
$5,669,215 and $6,141,281 at March 31, 2013 and December 31, 2012	266,880,672	270,850,465
Bank premises and equipment, net	5,289,384	5,399,340
Accrued interest receivable	1,323,499	1,213,778
Foreclosed assets	21,159,242	20,332,313
Other assets	7,664,340	7,790,634
Total assets	$431,709,632	$443,446,400

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest-bearing demand deposits	$55,400,253	$60,053,838
Interest-bearing demand deposits	26,547,365	30,178,624
Savings deposits and money market accounts	89,564,444	80,994,239
Time deposits	165,391,211	173,653,892
Total deposits	336,903,273	344,880,593

Accrued interest payable	91,268	120,558
Federal funds purchased and securities sold under
agreements to repurchase	21,150,464	19,587,387
Federal Home Loan Bank advances and other borrowings	31,740,000	37,175,000
Other liabilities	938,088	794,026
Total liabilities	390,823,093	402,557,564

Stockholders' equity:
Preferred stock - no par value; 2,000,000 shares authorized;
600,000 shares issued and outstanding
in 2013 and 2012, respectively	14,839,391	14,821,546
Common stock - $1.00 par value; 20,000,000 shares authorized and
6,709,199 shares issued in 2013 and 2012;
6,547,074 and 6,500,396 shares outstanding in 2013 and 2012, respectively	6,547,074	6,500,396
Additional paid-in capital	21,420,827	21,390,486
Retained deficit	(3,149,596)	(3,274,986)
Accumulated other comprehensive income	1,228,843	1,451,394
Total stockholders' equity	40,886,539	40,888,836
Total liabilities and stockholders' equity	$431,709,632	$443,446,400

The Notes to Consolidated Financial Statements are an integral part of these statements.

Cornerstone Bancshares, Inc. and Subsidiary

Consolidated Statements of Income

	Unaudited
	Three Months Ended
	March 31,
	2013	2012

INTEREST INCOME
Loans, including fees	$4,141,736	$4,143,944
Securities and interest-bearing deposits at other financial institutions	439,906	467,006
Federal funds sold	21,472	15,087

Total interest income	4,603,114	4,626,037

INTEREST EXPENSE
Time deposits	465,256	699,094
Other deposits	137,930	121,243
Federal funds purchased and securities
sold under agreements to repurchase	18,080	32,230
Federal Home Loan Bank advances and other borrowings	340,439	461,207

Total interest expense	961,705	1,313,774

Net interest income before provision for loan losses	3,641,409	3,312,263

Provision for loan losses	300,000	-

Net interest income after provision for loan losses	3,341,409	3,312,263

NONINTEREST INCOME
Customer service fees	188,481	197,434
Other noninterest income	17,818	20,288
Net gains from sale of loans and other assets	149,200	49,664

Total noninterest income	355,499	267,386

NONINTEREST EXPENSES
Salaries and employee benefits	1,597,291	1,591,135
Net occupancy and equipment expense	337,879	335,813
Depository insurance	159,844	202,783
Foreclosed assets, net	128,692	150,320
Other operating expenses	752,174	794,081

Total noninterest expenses	2,975,880	3,074,132

Income before income tax expense	721,028	505,517

Income tax expense	268,900	149,000
Net income	452,128	356,517

Preferred stock dividend requirements	375,000	265,856
Accretion on preferred stock discount	17,845	14,468

Net income available to common stockholders	$59,283	$76,193

EARNINGS PER COMMON SHARE
Basic	$0.01	$0.01
Diluted	0.01	0.01

DIVIDENDS DECLARED PER COMMON SHARE	$-	$-

The Notes to Consolidated Financial Statements are an integral part of these statements.

Cornerstone Bancshares, Inc. and Subsidiary

Consolidated Statement of Changes in Stockholders' Equity - Unaudited

For the three months ended March 31, 2013

					Accumulated
			Additional	Retained	Other	Total
	Preferred	Common	Paid-in	Earnings	Comprehensive	Stockholders'
	Stock	Stock	Capital	(Deficit)	Income	Equity

BALANCE, December 31, 2012	$14,821,546	$6,500,396	$21,390,486	$(3,274,986)	$1,451,394	$40,888,836

Issuance of common stock	-	46,678	30,341	-	-	77,019

Preferred stock dividends	-	-	-	(308,893)	-	(308,893)

Accretion on preferred stock	17,845	-	-	(17,845)	-	-

Net income	-	-	-	452,128	-	452,128

Unrealized holding gains (losses) on securities available for sale,
net of reclassification adjustment and taxes	-	-	-	-	(222,551)	(222,551)

BALANCE, March 31, 2013
	$14,839,391	$6,547,074	$21,420,827	$(3,149,596)	$1,228,843	$40,886,539

The Notes to Consolidated Financial Statements are an integral part of these statements.